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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-47959) of our report dated February 16, 2000 relating to the financial statements, which appears in Southern Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" and "Summary Financial Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 13, 2001